EXHIBIT 99.1


             Patron Systems Engages Leading Investment Banking Firm
                      First Analysis Securities Corporation

BOULDER,  COLORADO - APRIL 18, 2007 - Patron Systems,  Inc. (OTC Bulletin Board:
PTRN), a leading provider of application software and services focused on business process management for the public sector, today announced that it has entered into an agreement with First Analysis Securities Corporation, a research-driven investment bank, to provide strategic counsel on identifying acquisition targets and support future capital raising activities.

"Patron Systems has transformed itself from both a business and financial standpoint. More importantly, we continue to gain traction in increasing sales of FormStream, our process management and information-sharing platform. One of the best ways to accelerate our vision for delivering process management solutions to the public markets is to seek merger and acquisition opportunities that can add complementary products to our suite of services or open up new vertical markets. This will require the investment of additional capital. And as a growing technology company, we are always examining opportunities for securing capital in a way that is ultimately beneficial to shareholders," said Braden Waverley, Chief Executive Officer.

"The primary reason we engaged First Analysis in an investment banking relationship is their experience and knowledge of the technology/software space and past success in working with companies similar to ours. To date we have identified a number of M&A prospects that we are considering. As we continue to examine these opportunities, the collaboration with First Analysis will give us critical strategic insight as well as afford us other options. Additionally, as a boutique investment banking firm they have established strong relationships with many leading institutional public and private equity investors, which will be beneficial to us as we move forward with a capital raise."

"We remain encouraged by the range of opportunities and the level of interest other promising businesses have expressed in becoming part of Patron. We believe that partnering with First Analysis will provide us with many advantages as we move ahead with executing our strategic growth initiatives," concluded Mr. Waverley.

First Analysis Securities Corporation is a Chicago based registered broker/dealer with the NASD and member SIPC serving corporations with corporate finance and M&A advisory services, and it provides financial institutions with public equity research. First Analysis applies a unique strategy: achieving broad, deep, and long-term domain expertise through a research and investment focus that encompasses both private and public companies. Each of its professionals develops and maintains deep domain expertise in specific sectors, each of which belongs to one of its core areas of focus: outsourced services (corporate, health care, education, and privatization), information technology (networking and software), and chemistry-enabled businesses (specialty chemicals/materials and life sciences inputs).

About Patron Systems

Patron Systems, Inc. provides application software and services focused on process management in the public sector. Patron's current application software offering, FormStream, is an open standards information sharing tool that addresses the need for law enforcement and public safety agencies to share information between local, state and federal law enforcement and homeland security agencies. FormStream is a mobile electronic forms (e-forms) application, which provides a secure, highly


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scalable,  open standard,  network  independent  method for the distribution and synchronization of e-forms to mobile devices. The implementation of FormStream allows its user agencies to update and modernize their business processes to utilize the sophisticated form and user based rules and process routing capabilities of FormStream. FormStream addresses mobile e-form creation, capture and sharing over wireless networks and manages data in industry standard formats (forms: .pdf, XDP and XML; law enforcement: Global Justice XML data model (GJXDM) and National Information Exchange Model (NIEM)). Further information is available at http://www.patronsystems.com

Forward-Looking Statements

This release may contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about Patron Systems' business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Such factors include, but are not limited to, the Company's ability to execute effectively its business plan and acquisition strategy, changes in the market for business process management, mobile electronic forms (e-forms) and electronic message management solutions, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. These and other risks are described in the Company's filings with the Securities and Exchange Commission, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company assumes no obligation to update information concerning its expectations.

CONTACT:

Martin "Tork" Johnson for Patron Systems, Inc., cell: +1-312-543-7488 or
Denise Roche (investors), 646-536-7008 or Catherine Bright (media), 646-5367013, both with The Ruth Group


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